Exhibit 10.20

December 30, 2011

David Neubauer
TNDK, LLC
1045 North 115th Street, Suite 200
Omaha, Nebraska 68154

RE:           TNDK Equity Investment

Mr. Neubauer:

The purpose of this letter agreement (the “Letter Agreement”) is to set forth the terms and conditions pursuant to which TNDK, LLC, a Delaware limited liability company (“TNDK”), will make an equity investment of Five Million Dollars ($5,000,000.00) (the “TNDK Investment”) in NEDAK Ethanol, LLC (“NEDAK”) in exchange for Five Hundred (500) of the Class B Preferred Membership Units in NEDAK (the “Class B Units”) as described in that certain Private Placement Memorandum dated April 7, 2011, as supplemented July 20, 2011 and December 23, 2011 (collectively, the “PPM”), and to set forth certain other agreements between NEDAK and TNDK related to the potential TNDK Investment.

1.           TNDK Investment.  If NEDAK has satisfied all of the conditions set forth in Section 1(a) of this Letter Agreement as of December 30, 2011, then on such date TNDK shall wire funds representing the TNDK Investment (the “TNDK Subscription Funds”) into the escrow account at First Dakota National Bank (the “Escrow Agent”) established by NEDAK to hold all subscription proceeds received pursuant to the PPM and shall deliver to NEDAK concurrently therewith (a) a duly executed Subscription Agreement in the form attached hereto as Exhibit 1 (the “Subscription Agreement”), and (b) a duly executed signature page to the Fourth Operating Agreement (as defined in Section 2(c)(vi) below) (collectively, the “Subscription Documents”).  Notwithstanding anything contained herein to the contrary, NEDAK understands and agrees that the obligation of TNDK to deliver the TNDK Subscription Funds and the related Subscription Documents shall be expressly conditioned upon satisfaction of the conditions set forth in Section 2(c) of this Letter Agreement.

(a)           Joint Communication to Escrow Agent. NEDAK and TNDK shall have delivered a joint written communication to the Escrow Agent disclosing the existence of, and the terms and conditions set forth in, this Letter Agreement, and TNDK shall have received a written communication from the Escrow Agent reasonably acceptable to TNDK wherein the Escrow Agent has acknowledged the existence of, and the terms and conditions set forth in, this Letter Agreement,

TNDK, LLC
December 30, 2011

and agreed that (A) it shall not release any of the subscription funds held in escrow pursuant to the Escrow Agreement, including the TNDK Subscription Funds, until the Escrow Agent has received the written confirmation from TNDK required pursuant to Section 2(b) of this Letter Agreement and (B) that it shall obligated to repay the TNDK Subscription Funds pursuant to the requirements of Section 2(g) of this Letter Agreement

2.           TNDK Investment Conditions.

(a)           Escrow Conditions.  NEDAK is currently engaged in negotiations with both its senior lending group led by AgCountry Farm Credit Services (the “Senior Lending Group”) related to a senior secured credit facility (the “Senior Loan”) and Arbor Bank (the “TIF Lender”) for its loan related to its tax increment financing (the “TIF Loan”) to restructure both the Senior Loan and the TIF Loan and address existing defaults under the respective loan agreements (the “Loan Restructuring”). As set forth in the PPM and the Escrow Agreement dated August 9, 2011 between NEDAK and the Escrow Agent (the “Escrow Agreement”), all subscription proceeds received by NEDAK pursuant to the PPM, including the TNDK Subscription Funds, shall be held in escrow until certain conditions are satisfied, including, without limitation, the following:

(i)           the Senior Lending Group shall have executed a loan modification agreement amending the Senior Loan on terms acceptable to the NEDAK Board of Directors (the “NEDAK Board”), pursuant to which all existing defaults thereunder are waived and amortization schedule and covenants modifications are adopted; and

(ii)            the TIF Lender shall have executed a loan modification agreement acceptable to the NEDAK Board, pursuant to which the TIF Loan is reinstated, all existing defaults thereunder are waived and covenant modifications acceptable to the NEDAK Board are adopted.

(b)           TNDK Approval.  In addition to the conditions set forth in 2(a) above, the Escrow Agent shall not release any of the subscription funds held in escrow pursuant to the Escrow Agreement, including the TNDK Subscription Funds, until the Escrow Agent has received a written confirmation from TNDK that: (i) the terms, conditions and final execution versions of the Loan Restructuring documentation are acceptable to TNDK, (ii) the conditions set forth in Section 2(c) of this Letter Agreement have been satisfied, and (iii) NEDAK has delivered to TNDK the documents required to be delivered to TNDK pursuant to Section 2(d) of this Letter Agreement.

(c)           Conditions Precedent to Release of TNDK Subscription Funds.  TNDK’s delivery of notice to the Escrow Agent to release the TNDK Subscription Funds shall be expressly conditioned upon satisfaction of the following:

(i)           the TIF Lender shall have agreed in a signed writing, to be effective as of the Financial Close Date, reasonably acceptable to TNDK to dismiss with prejudice its pending lawsuit against NEDAK filed with the District Court of Douglas County, Nebraska on or about August 12, 2010, including the summary judgment obtained by the TIF Lender pursuant thereto, and that pending the dismissal of such lawsuit the TIF Lender shall

TNDK, LLC
December 30, 2011

forebear from taking any actions to enforce the summary judgment or otherwise a final appealable order;

(ii)           NEDAK and Tenaska BioFuels, LLC (“TBF”) shall have duly executed the AMA (as defined in Section 3 of this Letter Agreement) to be effective as of the Financial Close Date;

(iii)           NEDAK shall have delivered a Secretary Certificate certifying that the NEDAK Board has approved and adopted the Fifth Amended and Restated Operating Agreement in the form attached hereto as Exhibit 2 (the “Fifth Operating Agreement”) to be effective one (1) day after the Financial Close Date;

(iv)           NEDAK shall have provided evidence reasonably acceptable to TNDK reflecting subscription funds held in escrow pursuant to the PPM in the aggregate amount of Five Million Five Hundred Thousand Dollars ($5,500,000) from subscribers for Class B Units other than TNDK;

(v)           NEDAK shall have delivered to TNDK the duly executed and notarized Payables Affidavit (as defined in Section 5(b)(ii) of this Letter Agreement);

(vi)           NEDAK shall have delivered a Secretary Certificate certifying that the Fourth Amended and Restated Operating Agreement in the form attached as Exhibit A to the PPM (the “Fourth Operating Agreement”) has been approved by the NEDAK Board as modified to reflect the new conversion rate entitling each holder of a Class B Unit to exchange one (1) Class B Unit for twelve (12) of the NEDAK common units (the “New Conversion Rate”) which Fourth Operating Agreement shall be effective upon the Financial Close Date; and

(vii)           the terms, conditions and current drafts of the documentation relative to the Loan Restructuring are acceptable to TNDK.

(d)           On the Financial Close Date, NEDAK shall deliver the following to TNDK:

(i)           an opinion (the “Legal Opinion”) from Husch Blackwell, LLP, counsel for NEDAK, dated as of the Financial Close Date, in form and substance reasonably acceptable to TNDK;

(ii)           a certified copy of the duly executed Fourth Operating Agreement; and

(iii)           a certified copy of the duly executed Fifth Operating Agreement.

 (e)           TNDK Cooperation and Assistance.  TNDK agrees to cooperate and reasonably assist NEDAK in connection with the Loan Restructuring negotiations with the Senior Lending Group and the TIF Lender.

TNDK, LLC
December 30, 2011

(f)           Transaction Documents.  For purposes of this Letter Agreement, the term “Transaction Documents” shall mean and refer to this (i) Letter Agreement, (ii) the Fifth Operating Agreement, (iii) the AMA and (iv) the Legal Opinion.
(g)           Repayment of TNDK Subscription Funds.  In the event the Financial Close Date does not occur on or before December 31, 2011 for any reason, then the Escrow Agent shall return directly to TNDK the TNDK Subscription Funds within five (5) business days after receiving written notice form TNDK that the Financial Close Date did not occur on or before December 31, 2011.

3.           Asset Management Agreement.  Effective as of the Financial Close Date (as defined below), NEDAK and TBF shall enter into an Asset Management Agreement (the “AMA”).  The AMA shall have an initial term of seven (7) years and such other terms as mutually agreed upon by TBF and NEDAK.  For purposes of this Agreement, the term “Financial Close Date” shall mean the date upon which both (a) the Loan Restructuring has been finalized to the reasonable satisfaction of both the NEDAK Board and TNDK, and (b) the offering of Class B Units pursuant to the PPM has been closed and NEDAK and TNDK have delivered instructions to the Escrow Agent to release the subscription funds held in escrow.  The Financial Close Date is currently anticipated to be December 30, 2011.

4.           Director Payables.  NEDAK currently has outstanding payables to the directors serving on the NEDAK Board for past due directors fees (the “Director Payables”).  TNDK agrees that at or subsequent to Financial Close Date, NEDAK shall take such steps as necessary to convert the Director Payables into Class A Preferred Membership Units (the “Class A Units”) in NEDAK and issue Class A Units to the directors in accordance with Exhibit 3 attached hereto with such Class A Units having the rights and privileges of Class A Unit Holders set forth in the Fourth Operating Agreement (as defined in Section 2(c)(vi) of this Letter Agreement), including, without limitation, the 10% Class A Unit preferred return; provided, that upon the effective date of the Fifth Operating Agreement (as defined in Section 2(c)(iii) of this Letter Agreement), such Class A Units shall have the rights and privileges of Class A Unit Holders set forth in the Fifth Operating Agreement.

5.           Other Outstanding Payables.

(a)           Payment of Outstanding Payables.  NEDAK and TNDK agree that subsequent to the Financial Close Date, NEDAK shall utilize the subscription proceeds received pursuant to the PPM, including the TNDK Subscription Funds, and/or such additional funds received by NEDAK pursuant to the terms of the AMA (collectively, the “Cash Proceeds”) to make the following payments:

(i)           Payment in full to J.E. Meuret Grain Company for the outstanding payable due as of the Financial Close Date;

(ii)           Repayment of those certain loans made by the directors of NEDAK in the aggregate amount of $75,000 for use by NEDAK to make certain payments to the TIF Lender;

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December 30, 2011

(iii)           Repayment of those certain loans made by the directors of NEDAK in the aggregate amount of $18,750 for costs associated with the original organization of the  company;

(iv)           Payment of those certain accounts payable owing to farmers providing corn to NEDAK in the aggregate amount of up to Three Million Two Hundred Seventy-Seven and Ten Dollars ($3,277,010); and

(v)           Payment of amounts owing to Quantum Growth Group, LLC in the amount of $70,000 pursuant to that certain letter engagement agreement dated June 11, 2010, as amended by letter agreement dated July 16, 2010.

(b)           Other Agreements.  In addition to the above payments, NEDAK also agrees to the following:

(i)           Subsequent to the Financial Close Date, NEDAK shall commence discussions with HWS Energy Partners, L.L.C. (“HWS”) and use commercially reasonable efforts to renegotiate the terms of that certain Plant Operating Agreement dated July 7, 2007 (the “HWS Agreement”) to eliminate, or materially reduce, the “Fee at Risk” payments set forth in the HWS Agreement; and

(ii)           On the Financial Close Date, NEDAK will deliver to TNDK an affidavit (the “Payables Affidavit”) signed by both its:  (A) President and General Manager, and (B) the Chairman of the Board, confirming that except for those payables referenced in this Section 5 and the payment of such taxes, fees, expenses or other amounts set forth in Section 6 below, that NEDAK does not have any other outstanding payables in amounts in excess of $10,000 on an individual payable basis.

6.           Sources and Use of Cash.   TNDK and NEDAK agree that subsequent to the Financial Close Date, in addition to the payments referred to in Section 5 above, NEDAK shall have the right to utilize the Cash Proceeds as set forth in this Section 6 for the following expenditures, subject to lender approval:

(a)           Approved Non-Capital Expenditures.  NEDAK shall have the right to use the Cash Proceeds for the expenditures set forth in Exhibit 4 attached hereto in order to pay down the Senior Loan pursuant to the requirements of the Loan Restructuring, pay outstanding tax payables, and pay the other fees and expenses incurred by NEDAK in connection with the offering of Class B Units, the restructuring of the Senior Loan and TIF Loan and the negotiation of the AMA as described in Exhibit 4; provided, however, in the event that the actual cost for the respective expenditure exceeds the estimated expenditure amount set forth on Exhibit 4 by more than five percent (5%) (the “Ex Increase Amount”); NEDAK shall be required to obtain approval from TNDK prior to paying the Ex Increase Amount.

TNDK, LLC
December 30, 2011

(b)           Approved Capital Expenditures.  NEDAK shall have the right to use the Cash Proceeds to make those capital expenditures set forth on Exhibit 5 attached hereto; provided, however, in the event that the actual cost for the respective capital expenditure exceeds the estimated capital expenditure amount set forth on Exhibit 5 by more than five percent (5%) (the “Cap Ex Increase Amount”); NEDAK shall be required to obtain approval from TNDK prior to paying the Cap Ex Increase Amount.

Except as set forth in this Section 6 or Section 5 above, NEDAK’s right to utilize the Cash Proceeds shall at all times from and after the Financial Close Date be subject to the TNDK approval requirements set forth in Section 5.18 of the Fifth Operating Agreement.

7.           Environmental Matters.  Within sixty (60) days following Financial Close, NEDAK agrees to undertake a mutual review of the environmental and safety status of the NEDAK plant with TNDK in order to assess compliance of HWS with the terms of the HWS Agreement related to applicable environmental and safety laws and regulations (the “HWS Review”).  If, upon completion of the HWS Review, NEDAK or TNDK discover any material breaches of the HWS Agreement, NEDAK agrees that it will promptly issue a notice of default to HWS for such breaches demanding that HWS cure the respective breaches within the applicable cure period set forth in the HWS Agreement.  In the event that HWS fails to cure such breaches as required under the HWS Agreement, NEDAK agrees to seek the termination of the HWS Agreement subject to and in accordance with the terms of the HWS Agreement.  For the avoidance of doubt, NEDAK and TNDK understand and agree that the obligations of NEDAK set forth in this Section 7 are expressly subject to the terms of the HWS Agreement and nothing contained in this Letter Agreement shall be construed to obligate NEDAK to take steps to terminate the HWS Agreement if a contractually permissible right to terminate HWS is not available pursuant to the terms of the HWS Agreement.

8.           PPM Supplement.  NEDAK intends to prepare and distribute a supplement to the PPM (the “Second PPM Supplement”)  to disclose the New Conversion Rate, the current terms of the TNDK Investment, the current status of negotiations with TBF relating to the AMA, the intent of the NEDAK Board to adopt a Fifth Operating Agreement and a summary of the modifications to be included therein, the current status of negotiations with the Senior Lending Group and the TIF Lender and any additional items that NEDAK determines to include in the Second PPM Supplement.  Prior to distribution of the Second PPM Supplement, TNDK shall have the right to review the Second PPM Supplement and to approve the disclosures related to the TNDK Investment which approval shall not be unreasonably withheld.

9.           Loan Restructuring Condition.  The parties hereto understand and agree that the obligations of the parties under this Letter Agreement, and any deliverables required pursuant hereto, are subject to and expressly conditioned upon the negotiation of the Loan Restructuring on terms acceptable to the NEDAK Board and approved by TNDK.

10.           Indemnification.  NEDAK shall indemnify, defend, protect and hold harmless TNDK, each of TNDK’s members, managers, officers, directors, and employees, and each person controlling TNDK within the meaning of Section 15 of the Securities Act (the “TNDK Indemnified Parties”), against all expenses, claims, losses, damages and liabilities (or actions, proceedings or settlements in respect thereof) (collectively, “Losses”) arising out of or resulting

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December 30, 2011

from (a) third party claims against a TNDK Indemnified Party, other than a TNDK Indemnified Party subject to such third party claim solely in his or her capacity as a director of NEDAK, alleging any untrue statement of a material fact contained in the PPM or any other document incident to the offering contemplated by the PPM, or alleging any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by NEDAK of the Securities Act, applicable state securities laws, or any rule or regulation thereunder applicable to NEDAK and relating to action or inaction required of NEDAK in connection with the offering contemplated by the PPM, and (b) claims by or fines or penalties issued by any state or federal governmental authority that directly arise out of or result from the failure of the NEDAK plant to operate in compliance with all applicable environmental laws and regulations or the conditions or provisions of all applicable permits; provided, that any such claims, fines or penalties are based solely on conditions or failures existing on or before the Financial Close Date.  For the avoidance of doubt, the parties understand and agree that NEDAK’s indemnification obligations for Losses pursuant to this Section 10 do not extend to any losses sustained by TNDK in its capacity as a holder of Class B Units, or any other class of units, of NEDAK.

11.           Third Party Beneficiaries.  The provisions of this Letter Agreement are intended for the sole benefit of TNDK and NEDAK and, except to the extent expressly provided in this Letter Agreement for the benefit of any TNDK Indemnified Parties to be indemnified hereunder, shall not imply or create any rights on the part of, or obligations to, any other person or entity.

12.           Governing Law.  This Letter Agreement shall be governed by the internal laws of the State of Nebraska, excluding its conflict of laws provisions.

13.           Conflicts in Documentation.  In the event of a conflict or variation between any provision within the Transaction Documents and the PPM, the Transaction Documents shall take precedence over the PPM.

14.           Survival.  Except for the terms and conditions set forth in this Letter Agreement which by their terms expire as of the Financial Close Date, all other agreements and covenants between NEDAK and TNDK set forth in this Letter Agreement shall survive the Financial Close Date.

15.           Effective Date.  This Letter Agreement shall be effective upon the date signed by TNDK below (the “Effective Date”).

TNDK, LLC
December 30, 2011

Very truly yours,

NEDAK ETHANOL, LLC

By:    Jerome Fagerland

Its:   President and Gen Manager

ACKNOWLEDGED AND AGREED TO
AS OF THE 30th DAY OF DECEMBER, 2011:

TNDK, LLC,
a Delaware limited liability company

By:   Jerry K. Crouse
Its:      Jerry K. Crouse
           Chief Executive Officer
           Vice Chairman

EXHIBIT 1

Subscription Agreement

(attached)

i

NEDAK ETHANOL, LLC
SUBSCRIPTION BOOKLET

NEDAK ETHANOL, LLC
a Nebraska Limited Liability Company

IMPORTANT NOTICE TO SUBSCRIBERS

This Subscription Booklet for Nedak Ethanol, LLC, a Nebraska limited liability company (the “Company”), contains execution copies of the documents required to be completed, signed and submitted to the Company in order to purchase Class B Preferred Membership Units (the “Units”) of the Company in the offering (the “Offering”) made by the Company pursuant to the Company’s Confidential Private Placement Memorandum (the “Memorandum”).

You should read the Memorandum and any supplements thereto, carefully and thoroughly for a full description of the Company, the Offering and the Units.  The Units are speculative securities, involve a high degree of risk, and are subject to substantial transfer restrictions.  No public or other market for the Units exists or is expected in the future.  The Units are suitable only as a long-term investment for investors who can afford to lose their entire investment.  See “RISK FACTORS” set forth in the Memorandum for important factors you should consider before subscribing for any Units.

Please direct any questions regarding the Offering or the subscription process to Jerome Fagerland.  The contact information for the Mr. Fagerland is set forth in the Memorandum.

The Offering is subject to certain Escrow Conditions (as further described herein) and the Company reserves the right to reject your subscription for any reason in its sole discretion.  If the Escrow Conditions are not satisfied or the Company rejects your subscription, it will return your subscription materials and subscription payment to you.

INSTRUCTIONS TO INVESTORS

This Subscription Booklet contains: (a) a Subscription Agreement (the “Subscription Agreement”); and (b) a Subscriber Questionnaire which is attached to the Subscription Agreement as Appendix 1.  The person or entity making the investment (the “Subscriber”) (or its authorized officer or representative) must complete all of the above-referenced documents and properly execute all of the signature pages before the Company will consider accepting the subscription.

TO SUBSCRIBE FOR UNITS IN THIS OFFERING, YOU MUST:

A.           Subscription Agreement.  Review carefully, complete, and sign the attached Subscription Agreement and complete all of the information on the signature page of the Subscription Agreement (signature page consists of 2 pages).  Note that each Subscriber (including joint owners) must sign the Subscription Agreement.

B.           Subscriber Questionnaire.  Review carefully, complete, and sign the Subscriber Questionnaire that is attached to the Subscription Agreement as Appendix 1.  Each Subscriber (including joint owners) must answer all of the relevant questions set forth on the “Subscriber Questionnaire” and sign the questionnaire where indicated in Part C therein.

C.           Subscription Funds.  Pay the subscription amount set forth in Item A.2 on the signature page to the Subscription Agreement via check payable to “NEDAK Ethanol, LLC.”

D.           Return of Documents.  Please return items A, B and C (listed above) to:

NEDAK Ethanol, LLC
Attn: Subscriptions
87590 Hillcrest Road
P.O. Box 391
Atkinson, Nebraska 68713

Exhibit 10.20

NEDAK ETHANOL, LLC
SUBSCRIPTION AGREEMENT

THE SECURITIES SUBSCRIBED FOR HEREBY ARE ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAW.  THE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO IT STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT AND SAID LAWS.

THIS SUBSCRIPTION AGREEMENT (this “Subscription Agreement”) by and between NEDAK ETHANOL, LLC, a Nebraska limited liability company (the “Company”), and the undersigned subscriber(s) (the “Subscriber”) is made effective as of the date on which the Company accepts this Subscription Agreement by executing the Acceptance form below.

1.           Private Placement Memorandum.  Subscriber understands that the offering of Class B Preferred Membership Units (the “Units”) of the Company are being made only pursuant to the Company’s Confidential Private Placement Memorandum dated April 7, 2011, including the appendices attached and any supplements thereto (the “Memorandum”) and that certain Letter Agreement dated December 30, 2011 (the “Letter Agreement”) entered into between the Company and Subscriber.

2.           Subscription for Units.  Subscriber hereby offers to purchase from the Company the Units in the amounts set forth on the execution portion of this Subscription Agreement (minimum of $10,000 unless waived by the Company) on the terms and conditions set forth in this Subscription Agreement and the Letter Agreement.  Subscriber understands that the Company may accept this offer for all of the Units subscribed for herein or may reject this subscription with notice, in full, with or without cause.  Subscriber understands that the execution and delivery of this Subscription Agreement will not constitute an agreement between Subscriber and the Company until this Subscription Agreement has been accepted by the Company and the Escrow Conditions (as defined in Section 3(c)) and the Additional Escrow Conditions (as defined in Section 3(d)) are satisfied.

3.           Subscription Funds; Acceptance Procedures.

a.           This Subscription Agreement must be accompanied by cash or a check payable to “NEDAK Ethanol, LLC” for the Total Subscription Amount set forth in Item A on the signature page to this Subscription Agreement.

b.           Subscriber will be notified if all of its subscription is rejected, in which case Subscriber shall receive a return of its subscription payment, without interest.  In the event Subscriber does not receive the aforementioned rejection notice, the entire subscription shall be deemed accepted.

c.           All subscription proceeds received in this Offering will be deposited in a segregated account with a financial institution selected by the Company’s Board (the “Escrow Agent”) until the corresponding subscription is accepted or rejected and, upon acceptance, all subscription proceeds shall be held with the Escrow Agent until each of the following conditions (“Escrow Conditions”) has been satisfied: (i) the Escrow Agent has received subscription proceeds of at least ten million dollars ($10,000,000); (ii) the Company’s senior lending group has executed a loan modification agreement acceptable to the Company’s Board, pursuant to which all existing defaults are waived and amortization schedule and covenants modifications are adopted, (iii) the Company’s TIF Lender has executed a loan modification agreement acceptable to the Company’s Board, pursuant to which the TIF Loan is reinstated, all existing defaults are waived and acceptable covenant modifications are adopted, and (iv) the proposed Fourth Amended and Restated Operating Agreement, as provided in Exhibit A of the Memorandum (the “Proposed Operating Agreement”), is duly adopted by the Company’s Board; provided that, in lieu of forgoing (ii) and (iii), the Company’s Board may also obtain substitute lending arrangements that result in the repayment of either or both of the Senior Loan and the TIF Loan, and execution of new loan agreements with one or more new lenders at terms acceptable to the Company’s Board, all of which as set forth in the Escrow Agreement attached as Exhibit C to the Memorandum.  Only upon satisfaction of the forgoing conditions (whether modification of the existing loan agreements or execution of new loan agreements) will the escrowed funds be released to the Company.  Prior to release, subscription funds will be held by the Escrow Agent and will be returned to the Subscribers without interest, if the escrow release conditions have not been satisfied by August 31, 2011 (the “Offering Termination Date”).  The Offering Termination Date may be extended by the Company’s Board, but not later than December 31, 2011.

d.           In addition to the Escrow Conditions, all subscription proceeds shall be held with the Escrow Agent until the Escrow Agent has received a written confirmation from Subscriber that the conditions described in Sections 2(b)(i), 2(b)(ii) and 2(b)(iii) of the Letter Agreement have been satisfied (the “Additional Escrow Conditions”).

4.           Representations and Warranties.  Subscriber hereby represents and warrants to the Company as follows:

a.           If Subscriber is a natural person, Subscriber is 21 years of age or older and has legal competence and the capacity to execute this Subscription Agreement and the documents and agreements delivered pursuant hereto.

b.           If Subscriber is a corporation, limited liability company, partnership, trust or other entity, Subscriber is authorized, empowered and qualified to execute this Subscription Agreement and to make the subscription for the Units as herein contemplated.  The person designated as an officer on the signature page hereof is fully authorized to make decisions for and to bind Subscriber to legal obligations.

c.           Subscriber has had an opportunity to make inquiries concerning the business affairs and financial condition of the Company.  Subscriber has been given the opportunity to ask questions of and receive answers from representatives of the Company concerning the terms and conditions of this offering and to obtain such additional information as Subscriber deems necessary to verify the accuracy of the information contained in the Memorandum and to make an informed investment decision with respect to the Units.  Subscriber has relied solely upon the information furnished in or in connection with the Memorandum and the Letter Agreement, and Subscriber has not relied on any oral or written representation or statement, except as contained in or furnished pursuant to the Memorandum and the Letter Agreement, in making this investment.  Without limiting the generality of the foregoing, Subscriber expressly represents and warrants that it did not contact the Company in response to any article relating to the Company or its principals published in a publication of general circulation prior to the date hereof.  The Subscriber acknowledges that it has been advised that Subscriber may further review extensive information concerning the Company and its development via the Company’s filings made under the Securities Exchange Act of 1934, which can be found at the SEC’s website, www.sec.gov, however the filings are not incorporated into the Memorandum or this Subscription Agreement.

d.           The Subscriber understands that the Memorandum has been prepared solely for the benefit of prospective investors interested in the proposed private placement of the Units.  The Subscriber has not distributed and will not distribute the Memorandum or any other information concerning the Company to any person other than those persons retained to advise the Subscriber with respect thereto, and agrees that reproduction of the Memorandum, in whole or in part, or the divulgence of any of its contents without the Company’s prior written consent is prohibited.  The Subscriber agrees to return this Subscription Agreement, the Memorandum and all other documents to the Company if the Subscriber does not intend to subscribe for the purchase of the Units, the Subscriber’s subscription is not accepted, or the Offering is terminated.  The Subscriber did not become aware of this Offering on the basis of any form of general solicitation or general advertising, but rather became aware of it because of a pre-existing relationship with the Company’s directors and affiliates.

     e.             The Subscriber has such knowledge and experience in financial and business matters that the Subscriber is capable of evaluating the merits and risks of the Subscriber’s investment in the Units and is able to bear such risks, and has obtained, in the Subscriber’s judgment, sufficient information from the Company or its authorized representatives to evaluate the merits and risks of such investment.  The Subscriber has evaluated the risks of investing in the Units and has determined that the Units are a suitable investment for the Subscriber.  The Subscriber can afford a complete loss of the investment in the Units, can afford to hold the investment in the Units for an indefinite period of time, and acknowledges that no dividends or distributions on the Units are expected to be paid in the foreseeable future.

f.           If the Subscriber is an employee benefit plan (a “Plan”) as defined in Employee Retirement Income Security Act of 1974 (“ERISA”), (i) the Subscriber has considered an investment in the Company in light of the risks relating thereto; (ii) the Subscriber has determined that, in view of such considerations, the investment in the Company is consistent with the Subscriber’s responsibilities under ERISA; (iii) the decision to invest was not based on any advice or recommendation by the Company or any of the Company’s affiliates and were made by the undersigned acting on behalf of the Plan; and (iv) the Subscriber is independent of the Company and its affiliates and is qualified to make such investment decisions.  If the Subscriber is not a Plan, less than 25% of the Subscriber’s assets are owned by “benefit plan investors” as defined in the regulations of the U.S. Department of Labor concerning those categories of assets that constitute assets of an employee benefit plan.  The Subscriber agrees to notify the Company promptly if the percentage of assets which is owned by benefit plan investors should equal or exceed 25%.

g.           Subscriber is acquiring the Units for investment for Subscriber’s own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”) or other applicable securities laws.  Subscriber has no present intent of distributing or selling to any other person any of the Units.

h.           Subscriber is an accredited investor as defined in Rule 501 of Regulation D promulgated under the Securities Act.

i.           Subscriber has completed, dated, signed and provided to the Company a Subscriber Questionnaire as attached hereto as Appendix 1.  The information contained therein is true and correct in all material respects, and the information contained therein is provided as a material inducement to the Company to sell the Units to Subscriber.

j.           Subscriber recognizes that this investment involves a high degree of risk that could lead to the loss of some or all of the funds invested in the Company and has taken full cognizance of and understands such risks, including but not limited to those set forth under the caption “RISK FACTORS” in the Memorandum.  Subscriber is knowledgeable about the business of the Company and the risks related to it.

k.           Subscriber understands that the offer and sale of the Units are not being registered under the Securities Act or state securities laws in reliance on exemptions from registration under such laws, and the Company is basing its reliance on that exemption in part on the representations, warranties, statements, and agreements contained herein and those of other investors.

l.           Subscriber understands and agrees that the Units must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available and the Company is under no obligation to register the Units.  A federal registration exemption as well as relevant state exemptions will be required before a transfer of the Units is permitted, and no assurances can be given that any such registration exemption will be available.

m.           Subscriber is aware that currently there is no market for the Units, that no market for the Units will develop, and that Subscriber may not be able to sell or dispose of the Units because it is subject to stringent limitations on transfer.  Subscriber acknowledges that there are substantial risks of loss of investment incidental to the purchase of the Units and it may not be possible to avoid the complete loss of the investment in the Units, and represents that its financial position is such as to allow it to bear such complete loss.

n.           The Subscriber agrees and is aware that:

(1)	no Federal or state agency has passed upon the Units or made any findings or determination as to the fairness of this investment; and

(2)	there are substantial risks of loss of investment incidental to the purchase of the Units, including those summarized in the Memorandum.

o. p.
The Company has suggested to the Subscriber that it should consult with legal and financial professionals in connection with making its investment in the Units.

All information which the Subscriber has provided to the Company concerning the Subscriber, the financial position and knowledge of the Subscriber as to financial and business matters or, in the case of a corporation, partnership, trust or other entity, the knowledge of financial and business matters of the person making the investment decision on behalf of such entity, including all information contained herein, is true and complete as of the date set forth at the end hereof, and if there should be any adverse change in such information, whether prior to or after this subscription being accepted, the Subscriber agrees immediately to provide the Company with accurate and complete information concerning any such change.

q.
The Subscriber’s investment in the Company has not been solicited in any way by anyone other than the Company’s directors, and the Subscriber has been given no assurances with respect to the Company’s future performance.

5.
Governing Law.  This Subscription Agreement in all respects shall be interpreted, construed and governed by and in accordance with the laws of the State of Nebraska without regard to its conflicts of laws  provisions.

6.           Operating Agreement of the Company.  Subscriber acknowledges that it has received a copy of the Proposed Operating Agreement and Subscriber agrees that, upon acceptance of this subscription and fulfillment of the Escrow Conditions and the Additional Escrow Conditions, Subscriber will become a party to and be bound by the provisions of the Proposed Operating Agreement.  Subscriber hereby appoints any officer of the Company as Subscriber’s attorney-in-fact to execute the Proposed Operating Agreement on behalf of Subscriber.

7.           Subscription Irrevocable.  This Subscription Agreement and the subscription for the Units represented hereby shall be irrevocable after delivery to the Company.

8.           Binding Effect.  This Subscription Agreement shall be binding upon and inure to the benefit of the parties and their heirs, successors, legal representatives and assigns.  Neither this Subscription Agreement nor any interest herein is assignable by Subscriber without the prior written consent of the Company, which may be withheld in the Company’s sole discretion.

9.           Entire Agreement; Definitions.  This Subscription Agreement, together with the agreements referred to herein (including without limitation the Proposed Operating Agreement and the Letter Agreement) constitutes the entire agreement between the parties pertaining to the purchase of the Units and supersedes any prior understanding; provided that defined terms not otherwise defined herein are defined as provided in the Memorandum.

10.           Severability.                      If any provision of this Subscription Agreement is invalid or unenforceable under any applicable law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such applicable law.  Any provision hereof which may be held invalid or unenforceable under any applicable law or in any particular instance shall not affect the validity or enforceability of any other provisions hereof or of such provision in any other instance, and to this extent the provisions hereof shall be severable.

11.           Transfers and Assigns.  The Subscriber agrees not to transfer or assign this Agreement, or any of the Subscriber’s interest herein, and further agrees that the transfer or assignment of the Units shall be made only in accordance with applicable laws, this Agreement and the Company’s Proposed Operating Agreement.

12.           Waivers.   No waiver by any party of any breach of any term of this Agreement shall be construed as a waiver of any subsequent breach of that term or any other term of the same or of a different nature.

13.           Counterparts.   This Agreement may be executed in one or more counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

  14.           Attorneys’ Fees and Other Costs.   If any legal action or any arbitration or other proceeding is brought for the enforcement of this Agreement or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys’ fees and other costs incurred in that action or proceeding, in addition to any other relief to which they may be entitled.

15.           Indemnification.  Subscriber acknowledges that it understands the meaning and legal consequences of the representations, warranties and agreements contained herein, that the Company is relying on the accuracy of the representations, warranties and agreements by the undersigned as contained herein, and that it would not be permitted to purchase any Units if any representation or warranty were known to be materially false.  Accordingly, Subscriber hereby agrees to indemnify and hold harmless the Company, the Company’s officers, directors, employees, agents and members, and each other person, if any, who controls or is controlled by any thereof, within the meaning of Section 15 of the Securities Act (and any similar provisions of state laws), from and against any and all loss, damage, liability, cost or expense due to or arising out of a breach of any representation, warranty or agreement of the undersigned contained in this Agreement.  This indemnity shall survive the purchase and sale of the Units subscribed for herein.

16.           Termination of the Offering. The offering of the Units can be terminated at any time by the Company prior to satisfaction of the final escrow release condition regardless of whether this Subscription Agreement has theretofore been accepted by the Company.  In the event of such termination, the amount paid for the Units previously remitted by Subscriber shall be refunded to Subscriber and this Subscription Agreement, and the parties’ obligations hereunder, shall terminate.

17.           Conflicts in Documentation.  In the event of a conflict or variation between any provision within this Subscription Agreement, the Memorandum and the Letter Agreement, the Letter Agreement shall take precedence over this Subscription Agreement and the Memorandum.

[Signature Pages Follow]

NEDAK ETHANOL, LLC
Signature Page to Subscription Agreement
(Page 1 of 2)

A.  SUBSCRIPTION

⁪       FOR CLASS B PREFERRED MEMBERSHIP UNITS

Total Number of Units Subscribed: Total Subscription Amount: (Minimum $10,000 unless waived)	__________________ $

B.  SUBSCRIBER ADDRESS AND TAX INFORMATION
(Please print clearly. List name of Subscriber(s) exactly as it should be reflected in the Company’s Register.)

Subscriber:
Name: ____________________________________
Address:    ________________________________
_________________________________________
_________________________________________
Telephone Number (include area code):
office: ____________________________________
home:  ____________________________________
E-mail: ____________________________________

Joint Owner (if applicable):*
Name:  ___________________________________
Address: _________________________________
_________________________________________
_________________________________________
Telephone Number (include area code):
office: ____________________________________
home:  ____________________________________
E-mail:_____________________________________

_________________________________________ Social Security Number or Taxpayer Identification Number** __________________________________________	__________________________________________ Social Security Number or Taxpayer Identification Number** ___________________________________________
__________________________________________ State of Residence for Individual __________________________________________ State of Formation for Entity	___________________________________________ State of Residence for Individual ___________________________________________ State of Formation for Entity

*If a subscription is signed by more than one Subscriber, the Subscribers will be treated as joint tenants with full rights of survivorship, unless the Company is specifically instructed otherwise.

**If more than one social security number is required to be provided, the Company will deliver Schedule K-1 and notices to the Subscriber at the address associated with the first social security number.

NEDAK ETHANOL, LLC
Signature Page to Subscription Agreement
(Page 2 of 2)

C.  SIGNATURE(S)
Each undersigned Subscriber agrees to be bound by the Subscription Agreement and represents and warrants as provided in the foregoing Subscription Agreement that the information provided herein and in the attached Subscriber Questionnaire is true, correct and complete.
Dated:  ______________________________________, 2011

Individuals:	Entities:

Name of Individual Member (Please Print)	Name of Entity (Please Print)

Signature of Individual	Print Name and Title of Officer

Name of Joint Individual Member (Please Print)	Signature of Officer

Signature of Joint Individual Member

D.  ACCEPTANCE BY COMPANY

This Subscription Agreement has been accepted by the Company as of the date set forth below.

ACCEPTED BY:
NEDAK ETHANOL, LLC

By:_____________________________________
Title:____________________________________
Date:____________________________________

APPENDIX 1

NEDAK ETHANOL, LLC

SUBSCRIBER QUESTIONNAIRE

You (the “Subscriber”) must complete this Subscriber Questionnaire (the “Questionnaire”) in order to subscribe to purchase Class B Preferred Membership Units (the “Units”) of Nedak Ethanol, LLC (the “Company”).  The purpose of this Questionnaire is to provide the Company with certain information required pursuant to Regulation D promulgated under the Securities Act of 1933, as amended (the “Act”), and other federal and state rules and regulations.  The sale of the Units has not been registered under the Act or under applicable state securities laws, and the Units are offered for sale in reliance upon exemptions from registration for private offerings.
YOUR ANSWERS WILL AT ALL TIMES BE KEPT STRICTLY CONFIDENTIAL.
However, by signing this Questionnaire, you agree that the Company may present this Questionnaire to such parties as it deems appropriate if called upon to establish the availability under the Act or any state law of an exemption from registration.  If the answer to any question is “None” or “Not Applicable,” please so state.  Attach additional sheets of paper if necessary to complete any answer.  Please print or type your answers.

Please complete, sign, date, and return this Questionnaire to the Company.
PART A – INDIVIDUALS
(Part A must be completed if Subscriber is an individual.  If Subscriber is not an individual, please complete Part B below.)

1.	Personal Data.

Name:  _____________________________________________________________________
Home Address:  ______________________________________________________________
___________________________________________________________________________
___________________________________________________________________________
Occupation: _________________________________________________________________
Business Address: ____________________________________________________________
Telephone: Bus (___)_____________                                                          Res (___)_____________
Email Address: _______________________________________________________________
State of Principal Residence:  ____________________________________________________
Other states in which you have resided during the last two years: _________________________
___________________________________________________________________________
State(s) with which resident state income tax returns have been filed for the past two years:______
___________________________________________________________________________

2.
Accredited Subscriber Status.  If any of the following categories is applicable to you, such that you would be an accredited investor within the meaning of the federal securities laws, please initial the space opposite the applicable category and then go directly to the signature page of this Questionnaire:

a.	A natural person whose individual net worth or joint net worth with such person’s spouse exceeds $1,000,0001; or
b.
A natural person whose individual income in each of the two most recent years was in excess of $200,000, or whose joint income with that person’s spouse was in excess of $300,000 in each of those years, and who reasonably expects an income reaching the same level in the current year.

You agree to provide the Company upon its request with written evidence of qualification under any category initialed above.

PART B - SUBSCRIBERS WHO ARE NOT INDIVIDUALS

1.	General Information.

Name of Entity:

Address of Principal Office:

____________________________

1 “Net worth” means the excess of total assets at fair market value, including home furnishings and automobiles, over total liabilities.  Note that the value of the Subscriber’s primary residence may not be included in “net worth,” but the extent to which any indebtedness with recourse exceeds the fair market value of Subscriber’s primary residence must be included in total liabilities.

    Type of Organization:  __________________________________________________________________________
    Date and Place of Organization: _________________________________________________________________
Principal Contact Name and Email Address: ________________________________________________________
    _________________________________________________________________________________________
    (Please attach a copy of your organizational documents, as amended.)

2.	Business.

A brief description of the business conducted by the entity is as follows:_________________________________
________________________________________________________________________________________
________________________________________________________________________________________
________________________________________________________________________________________

Each person involved in making the decision on behalf of the entity, to subscribe to purchase the Units is listed below:

Name	Title

Each person named above must complete Part A of this Questionnaire.

3.	Accredited Subscriber Status of Entity.

If any of the following categories is applicable to the entity, such that the entity is an accredited investor within the meaning of the federal securities laws, please initial the space opposite the applicable category and then go directly to the signature page of this Questionnaire:

a.
A bank, as defined in Section 3(a)(2) of the Securities Act of 1933 (the “Act”) or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Act, whether acting in an individual or a fiduciary capacity.

b.	Any broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.
c.	An insurance company, as defined in Section 2(13) of the Act.
d.	An investment company registered under the Investment Company Act of 1940.
e.	A business development company, as defined in Section 2(a)(48) of the Investment Company Act of 1940.
f.	A small business investment company licensed by the U.S. Small Business Administration.
g.
A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000.

h.
An employee benefit plan within the meaning of Title I the Employee Retirement Income Security Act of 1974 and the investment is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is a savings and loan institution, or if the plan has total assets in excess of $5,000,000, or, if a self-directed plan, with the investment decision made solely by persons that are accredited investors.  If a self directed plan, all persons involved in making the investment decision must complete Part A of this Questionnaire.
i.	A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.
j.
An organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the Units, with total assets in excess of $5,000,000.

k.
An entity in which all of the equity owners are accredited investors and meet the criteria listed in Part A, Section 2 of this Questionnaire.  Each equity owner also must complete the information in Part A of this Questionnaire.

If you checked this item, please complete the following part of this question:
(i)           List all equity owners:

(ii)	What is the type of entity?
(iii)	Attach a copy of your resolutions or other evidence of the entity’s authority to make this investment.
l.
A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Units, whose purchase is directed by a sophisticated person, as defined in Rule 506 of Regulation D of the Act.

PART C – SIGNATURE OF SUBSCRIBER(S)
(Both individual Subscribers and entity Subscribers are required to sign below)

The information contained in this Subscriber Questionnaire is true and correct in all material respects and is provided as a material inducement to the Company to sell the Units pursuant to the Subscription Agreement to which this Subscriber Questionnaire is attached as Appendix 1.

Dated:________________, 2011

Individuals:	Entities:

Name of Individual Member (Please Print)	Name of Entity (Please Print)

Signature of Individual	Print Name and Title of Officer

Name of Joint Individual Member (Please Print)	Signature of Officer

Signature of Joint Individual Member

EXHIBIT 2

Fifth Amended and Restated Operating Agreement

(Please refer to Exhibit 3.2.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 24, 2012)

EXHIBIT 3

Director Conversion

Director	Class A Units to be issued

Richard Bilstein	12.30
Timothy Borer	12.00
Paul Corkle	7.80
Steve Dennis	8.10
Jerome Fagerland	7.70
Clayton Goeke	7.10
Jeff Lieswald	7.40
Robert Olson	8.10
Kenneth Osborne	7.50
Paul Seger	8.00
Kirk Shane	7.70
Todd Shane	8.20
Everett Vogel	11.20
Gerald Winings	6.90

TOTAL:	120

EXHIBIT 4

Approved Non-Capital Expenditures

Estimated Sources and Uses for a December 30, 2011 Financial Close

Sources
Nedak Equity	$5,524,000
Tenaska Equity	$5,000,000
Restricted Cash Conversion	$1,462,600
Unrestricted Cash	$707,500
Accounts Receivable	$2,627,000
Inventory	$3,064,010
Total Sources	$18,385,110

Uses
AgCountry	$7,105,272
Arbor Deliquent Taxes; plus deliquent real and PP taxes	$1,833,000
Arbor Deliquent Interest, late fees, and collection	$1,084,328
Environmental & Safety Compliance Capex	$274,000
Meuret Payables	$202,000
Corn Payables	$3,277,010
Other Payables	$90,000
Ascendant Fees	$120,000
Legal Fees	$250,000
Financing Fees	$260,000
Arbor Pre-funded Tax Escrow	$230,000
Total Uses	$14,725,610
Net Cash	$3,659,500

EXHIBIT 5

Approved Capital Expenditures

[*]

NEDAK ETHANOL, LLC HAS REQUESTED THAT THE PORTIONS OF THIS DOCUMENT DENOTED BY BOXES AND ASTERISKS BE ACCORDED CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2 PROMULGA1ED UNDER THE SECURITIES EXCHANGE ACT OF 1934.